SUB-ITEM 77C







Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Western Asset Intermediate
Muni Fund Inc. was held on
March 31, 2017, for the purpose of considering and voting upon the election of Directors.
The following table provides information concerning the matter voted upon at the meeting:


Election of directors


Nominees
Common
Shares
Common Shares


and
Preferred
and
Preferred


Shares
(together,
Shares
(together,
Preferred
Preferred

as a single
class)
as a single
class)
Shares
Shares

Votes For
Votes
Withheld
Votes For
Votes Withheld





Daniel P. Cronin
13,058,477
245,385
0
0
Leslie H. Gelb
12,980,318
323,544
0
0
William R.
Hutchinson
0
0
1,920
0